UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 28, 2016 (July 22, 2016)

Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 St. Elzéar Blvd. West
Laval, Quebec
Canada H7L 4A8
(Address of principal executive offices)(Zip Code)

514-744-6792
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On July 22, 2016, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Valeant Pharmaceuticals International, Inc. (the “Company”), the Board appointed Ms. Sarah B. Kavanagh a director of the Board. Ms. Kavanagh’s term as director commenced effective July 22, 2016 and her current term as director will expire at the close of the Company’s 2017 annual shareholders meeting or upon her prior resignation or removal from the Board, whichever is earliest.  Ms. Kavanagh has been named to the Board’s Audit and Risk Committee as of July 22, 2016.

From June, 2011 through May, 2016, Ms. Kavanagh served as a Commissioner and since 2014 as Chair of the Audit Committee at the Ontario Securities Commission. She is currently a director and Chair of the Audit Committee of Hudbay Minerals Inc. and a Trustee and Chair of the Compensation and Governance Committee of WPT Industrial REIT.  In addition to her public company directorships, she is a director and Chair of the Audit Committee at the American Stock Transfer & Trust Company LLC and the Canadian Stock Transfer Company, a director and Chair of the Audit and Investment Committee of Sustainable Development Technology Canada and a director of Canadian Tire Bank.  Between 1999 and 2010, Ms. Kavanagh served in various senior investment banking roles at Scotia Capital Inc., including Vice-Chair and Co-Head of Diversified Industries Group, Head of Equity Capital Markets, Head of Investment Banking and Head of Canadian Relationship Management.  Ms. Kavanagh graduated from Harvard Business School with a Masters of Business Administration and received a Bachelor of Arts degree in Economics from Williams College.  Ms. Kavanagh also completed the Directors Education Program at the Institute of Corporate Directors in May, 2011.

There are no arrangements or understandings between Ms. Kavanagh and any other persons pursuant to which Ms. Kavanagh was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Ms. Kavanagh that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release, dated July 28, 2016 announcing the appointment of Ms. Kavanagh to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated July 28, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Robert R. Chai-Onn
Name:	Robert R. Chai-Onn
Title:	Executive Vice President, General Counsel and Chief Legal Officer

Date: July 28, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated July 28, 2016.